UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

Neoleukin Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Terry Avenue North

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 732-2133

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001	NLTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2019, Neoleukin Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with ARE-Eastlake Avenue No. 3, LLC (“Landlord”), effective as of September 23, 2019, for the lease of approximately 6,272 square feet of office space located at 1616 Eastlake Avenue East, Seattle, Washington, for the Company’s future principal executive offices, a laboratory for research and development and related uses. The commencement date of the Lease was October 1, 2019 (the “Commencement Date”) and the Lease will expire at midnight on September 30, 2021, unless terminated earlier (the “Term”). The minimum rent payable by the Company under the Lease will be approximately $30,000 per month for the first year of the Lease, which amount will increase by 2.5% per year over the Term. The Company will also be responsible for the payment of additional rent to cover the Company’s share of the annual operating and tax expenses and utilities costs for the building.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: October 2, 2019	By:	/s/ Kamran Alam
Kamran Alam
Interim Chief Financial Officer